                           CERTIFICATE OF DESIGNATION
                                      AND
                             ARTICLES OF AMENDMENT
                                       OF
                               BOARD OF DIRECTORS
                                       OF
                         DELMARVA POWER & LIGHT COMPANY
                                  ESTABLISHING

    A SERIES OF PREFERRED STOCK DESIGNATED 6 3/4% PREFERRED STOCK AND FIXING THE DIVIDEND RATE, REDEMPTION PRICES AND OTHER SPECIAL RIGHTS AND TERMS OF SUCH SERIES.

    We, H. E. Cosgrove, President, and D. P. Connelly, Secretary, of Delmarva Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and Commonwealth of Virginia, DO HEREBY CERTIFY:

    That the name of the corporation is Delmarva Power & Light Company (the "Company");

    That pursuant to authority expressly vested in it by the provisions of its Restated Certificate and Articles of Incorporation, as amended, the Board of Directors of Delmarva Power & Light Company, at a meeting duly held and convened on October 28, 1993, duly adopted the following resolutions:

          RESOLVED, That the Company hereby designates, creates and amends its Restated Certificate and Articles of Incorporation, as amended, to establish $20,000,000 aggregate par value of a new series of its authorized Preferred Stock, which shall be designated as "6 3/4% Preferred Stock", consisting initially of 200,000 shares of the par value of $100 per share; and

          FURTHER RESOLVED, That the terms of the 6 3/4% Preferred Stock in the respects in which the shares of such series may vary from shares of other series of the Preferred Stock shall be as follows:

     (1) The dividend rate shall be 6 3/4% per annum on the par value thereof, and November 4, 1993, shall be the date from which dividends shall be cumulative on all shares issued on or prior to the record date for the dividend payable December 31, 1993; and

     (2) Dividends shall be payable quarter-yearly on the last days of March, June, September and December; and

     (3) The 6 3/4% Preferred Stock will not be redeemable prior to November 1, 2003; and

     (4) Beginning on November 1, 2003, the 6 3/4% Preferred Stock will be redeemable at any time at the option of the Company in whole or in part at $100 per share, together with dividends accumulated and unpaid to the redemption date; and

     (5) The amount per share payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company shall be $100.00 per share; and

     (6) In the case of the redemption of a part only of the 6 3/4% Preferred Stock, the Company shall select by lot the shares so to be redeemed.

                              *     *     *     *

     IN WITNESS WHEREOF, Delmarva Power & Light Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President and its Secretary this 28th day of October, 1993.

                                  DELMARVA POWER & LIGHT COMPANY



                                  By: /s/ H. E. COSGROVE
                                     -------------------
                                     H. E. Cosgrove
SEAL                                 President



                                  By: /s/ D. P. CONNELLY
                                     -------------------
                                     D. P. Connelly
                                     Secretary



STATE OF DELAWARE    )
COUNTY OF NEW CASTLE ) SS.

     I, JACQUELINE D. BUTLER, a Notary Public in and for the State and County aforesaid, hereby certify that this day appeared before me H. E. Cosgrove and D.
P. Connelly, who, being by me duly sworn, made oath and said that they were President and Secretary, respectively, of Delmarva Power & Light Company, that they each executed the foregoing Certificate of Designation and Articles of Amendment for and on behalf of Delmarva Power & Light Company, that they each are familiar with such instrument and the contents thereof, and that the facts set forth therein are true to the best of their knowledge, information and belief.

     Given under my hand and notarized seal this 28th day of October, 1993.



                                 /s/ JACQUELINE D. BUTLER
                                 ------------------------
                                 Notary Public

SEAL                             My Commission expires on

                                          4-3-94
                                 ------------------------


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